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                                                                     EXHIBIT 5.1

                         Shaw Pittman Potts & Trowbridge
              A Partnership Including Professional Corporations
                                2300 N Street, NW
                              Washington, DC 20037

                                  May 13, 1999

Objective Communications, Inc.
50 International Drive
Portsmouth, NH  03801-2862

Ladies and Gentlemen:

      We have acted as counsel to Objective Communications, Inc., a Delaware corporation (the "Company"), in connection with the registration of units (the "Units"), each consisting of two shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and one redeemable common stock purchase warrant (each a "Warrant"), the shares of Common Stock that constitute a part of the Units (the "Unit Stock"), the Warrants that constitute a part of the Units (the "Unit Warrants"), an option to purchase Units with an estimated maximum fair market value of $1,500,000 (the "Representative's Purchase Option"), shares of Common Stock issuable upon exercise of the Unit Warrants (the "Warrant Shares") and 202,678 shares of outstanding Common Stock (the "Stockholder Shares") pursuant to a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (No. 333-72429) (the "Registration Statement"). Of the Units to be offered and sold, certain Units are to be offered by the Company on a firm commitment underwritten basis (the "Primary Offering") and pursuant to a 45-day option granted by the Company to the underwriters of the Primary Offering solely to cover over-allotments and certain Units are to be offered by certain underwriters of the Primary Offering (the "Option Holders") for their own account upon exercise by them of the Representative's Purchase Option. The Warrant Shares will be issuable upon exercise by the holders thereof (the "Warrant Holders") of the Unit Warrants in accordance with their terms. Of the Stockholder Shares, certain shares are to be offered by convertible debenture holders of the Company from time to time after the automatic conversion of their convertible debentures into shares of Common Stock upon the closing of the Primary Offering (the "Debenture Selling Stockholders"), and certain shares are to be offered by certain stockholders of the Company from time to time (the "Other Selling Stockholders").

      Based upon our examination of the originals or copies of such documents, corporate records, certificates of officers of the Company and such other instruments as we have deemed necessary, and upon the laws as presently in effect, we are of the opinion that:
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1. The Units, Unit Stock and Unit Warrants to be offered by the Company pursuant to the Registration Statement have been duly authorized for issuance by the Company and, upon issuance and delivery in accordance with the terms of the underwriting agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. The Stockholder Shares to be offered by the Other Selling Stockholders pursuant to the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

3. The Stockholder Shares to be offered by the Debenture Selling Stockholders pursuant to the Registration Statement have been duly authorized and, upon issuance by the Company in accordance with the terms of the convertible debentures, as amended by those certain letter agreements executed in May 1999 between the Company and the Debenture Selling Stockholders, will be validly issued, fully paid and non-assessable.

4. The Units, Unit Stock and Unit Warrants to be offered by the Option Holders pursuant to the Registration Statement have been duly authorized and, upon issuance by the Company in accordance with the terms of the Representative's Purchase Option, will be validly issued, fully paid and non-assessable.

5. The Warrant Shares to be offered by the Warrant Holders pursuant to the Registration Statement have been duly authorized and, upon issuance by the Company in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that constitutes part of the Registration Statement.

                                    Very truly yours,

                                    /s/ Shaw Pittman Potts & Trowbridge

                                    Shaw Pittman Potts & Trowbridge